Exhibit 10.130

CONVERTIBLE PROMISSORY NOTE
AND WARRANT PURCHASE AGREEMENT

THIS CONVERTIBLE PROMISSORY NOTE AND WARRANT PURCHASE AGREEMENT is made as of July 9, 2014, by and among DW Odell Company, LLC, a California limited liability company (the “Investor”) and VG Life Sciences Inc. (the "Company" or “VGLS”).

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.             Purchase and Sale of Notes.

1.1              Purchase and Sale of Note. Subject to the terms and conditions of this Agreement and pursuant to promissory notes in the form attached hereto as Exhibit A (each a "Note" and, collectively, the “Notes), the Investor agrees to purchase at the Closing and the Company agrees to sell and issue to the Investor at the Closing and thereafter Notes in the principal amount of at least One Hundred Thousand Dollars ($100,000) and up to a maximum of Two Hundred Fifty Thousand Dollars ($250,000) at an amount equal to the face value of the Note(s) (the "Investment"). Investor will purchase an initial Note in the minimum amount of One Hundred Thousand ($100,000) in cash at the Closing, but shall be entitled to purchase any amount in cash up to an aggregate of $250,000, such additional payments to be made no later than July 9, 2015. A separate Note will be issued to Investor immediately upon tender of additional amounts as contemplated herein. The Warrant (as defined in Section 1.2 below) includes a cashless exercise feature enabling conversion into unregistered shares (“Shares”) of common stock of VGLS based on the spread between the warrant exercise price and the then-trading value of the underlying VGLS Shares. The Note is convertible into Shares at a conversion rate equal to the lowest consecutive three-day average closing price of the Shares starting on May 7, 2014 and ending on July 7, 2014 (the “Period”), minus a ten percent (10%) discount (the “Price”). The Note will be convertible into Shares in four equal tranches (25% each) on the following dates on the quarter anniversary of the date of a given note commencing fifteen months and for each of the three succeeding quarters. With respect to the Note: (a) it bears interest at the rate of eight percent (8%) per annum, (b) any unconverted principal and interest remaining on the Note on July 8, 2016 shall be automatically converted into Shares on such date, and (c) it will not be prepayable by VGLS. Notwithstanding the foregoing, the Investor may convert all or any portion of the Notes, solely at the option of the Investor, except that the lock up restrictions remain in effect. The maturity date for all notes shall be July 9, 2016. In addition, in consideration of the execution of this Agreement, upon the advance of $100,000, the Company shall issue to Investor 50,000 shares of the Company’s Series B Preferred Stock.

1.2              Purchase and Sale of Warrant. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase and the Company agrees to sell and issue to the Investor at the Closing, a warrant in the form attached hereto as Exhibit B (the "Warrant") to purchase shares of the Company's Common Stock. In addition to the Notes, DW Odell Company, LLC will receive warrant coverage (“Warrants”) for four Shares for every one dollar ($1.00) of cash provided to the Company under Section 1.1 above, with each Warrant to be exercisable by Investor at the Price, as stated in Section 1.1 above, multiplied by 7.5, which includes a cashless exercise feature. The Warrants will be exercisable on any date after the four-year anniversary of the date of this Agreement and expire on the five-year anniversary of the date of this Agreement.

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1.3              Closing.

(a)                The purchase and sale of the initial Note and Warrants shall take place upon execution of this Agreement, or at such other time and place as the Company and the Investor may determine (the "Closing").

(b)               At the Closing, the Company shall deliver to the Investor a Note representing the principal amount as is prescribed in Section 1.1 above and the Investor shall cause to be delivered to the Company a wire transfer to the Company's order in the aggregate amount of the principal amount of the Investment as is prescribed in Section 1.1 above.

(c)                Following the Closing the Company shall deliver additional Notes and Warrants as the cash or Services described in Section 1.1 above are provided to the Company.

1.4              Change of Control. Notwithstanding anything to the contrary set forth in this Agreement, in the event of a “Change of Control” of VGLS, Investor shall be entitled to receive (prior to the close of any such Change of Control) any remaining Notes and the Shares to which Investor would have been entitled to under the Notes or the conversion thereof absent such Change of Control. In addition to the foregoing, in the event of a Change of Control of VGLS, Investor shall be entitled to receive and exercise (prior to the close of any such Change of Control) any and all corresponding Warrants to which it would have been entitled under Sections 1.1 and 1.2 above during the full term of this Agreement absent such Change of Control, and the Shares exercisable under the Warrants. For purposes of this Section 1.4 a “Change in Control” shall mean; (a) the closing of the sale, transfer or other disposition of all or substantially all of the VGLS’s assets, (b) the consummation of the merger or consolidation of VGLS with or into another entity (except a merger or consolidation in which the holders of capital stock of VGLS immediately prior to such merger or consolidation continue to hold at least fifty percent (50%) of the voting power of the capital stock of VGLS or the surviving or acquiring entity), or any transaction or series of transactions to which VGLS is a party in which in excess of fifty percent (50%) of VGLS’s voting power is transferred, or (c) the exclusive license of all or substantially all of the intellectual property of VGLS to a third party.

2.             Representations, Warranties, and Covenants of the Company. The Company hereby represents and warrants to the Investor that:

2.1              Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

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2.2              Authorization. All corporate actions on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Notes and the Warrants have been taken or will be taken prior to the Closing. This Agreement constitutes, and the Notes and the Warrants when executed and delivered in accordance with their terms will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) as limited by applicable usury laws.

2.3              Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Articles of Incorporation, as amended (the "Articles"), or Bylaws (the "Bylaws"), or, except as set forth on Schedule 1 hereof, in any material respect of any provision of a mortgage, indenture, agreement, instrument or contract to which it is a party or by which it is bound or of any federal or state judgment order, writ or decree, or, to its knowledge, of any statute, rule or regulation applicable to the Company. The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, including the issuance and delivery of the Notes and the Warrants, will not result in any such violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations, or any of its assets or properties.

2.4              Governmental Consents. Based in part upon the representations and warranties of the Investor in Section 3, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the, Company is required in connection with the consummation of the transactions contemplated by this Agreement, except such post-closing filings as may be required under applicable federal and state securities laws, which will be timely filed within the applicable period therefor.

2.5              Sufficient Authorized Shares. The number of authorized but unissued shares of the Company's Common Stock will be sufficient to permit conversion of the Notes and the exercise of the Warrants. From the date hereof, the Company shall at all times maintain a sufficient quantity of authorized but unissued shares of Common Stock sufficient to permit conversion of the Notes and the exercise of the Warrants. In the event the Company, for any reason, no longer has a sufficient number of authorized but unissued shares to comply with this Section 2.5, it shall use its best efforts to promptly authorize such shares. Upon the issuance of shares of Common Stock pursuant to the conversion of the Notes and/or the exercise of the Warrants, such shares of Common Stock shall be duly and validly issued, fully paid and nonassessable, and issued in compliance with all applicable securities laws, as then in effect, of the United States and each of the states whose securities laws govern the issuance of the Notes and/or the Warrants pursuant to this Agreement and shall not be issued in violation of any preemptive or similar right.

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2.6              No Brokers. No broker or finder has acted directly or indirectly for the Company in connection with the transactions contemplated by this Agreement, and no broker or finder is entitled to any brokerage, finder's or other fee or commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Company and the Investor or the transactions contemplated hereby.

2.7              Minute Books. The Company has made available to the Investor (and will continue to make available up to the Closing) copies of the minute books of the Company. The minute books contains records of all written actions and meetings of the Board of Directors and there have been no written actions or meetings of the Board of Directors since the date of the last meeting in the minute books.

3.             Representations and Warranties of the Investor. The Investor represents and warrants severally and not jointly, with respect to the Investor, that:

3.1              Authorization. The Investor has full capacity, power and authority to enter into and perform this Agreement, and all actions necessary to authorize the execution, delivery and performance of this Agreement have been taken prior to the Closing. This Agreement constitutes a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights generally.

3.2              Receipt of Information. The Investor believes it, he or she has received all the information necessary or appropriate for deciding whether to acquire the Securities. The Investor further represents that the Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

3.3              Investment Experience. The Investor is an investor in securities of companies in the development stage and acknowledges that the Investor is able to fend for itself, herself or himself, can bear the economic risk of its, his or her investment and has such knowledge and experience in financial or business matters that the Investor is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, the Investor also represents it has not been organized for the purpose of acquiring the Securities. The Investor further represents that the information provided on Investor's counterpart signature page is true and accurate.

3.4              Restricted Securities. The Investor understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act") only in certain limited circumstances. In connection therewith, each lender represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

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3.5              Legends. To the extent applicable, each certificate or other document evidencing any of the Securities shall be endorsed with the legend set forth below, and the Investor covenants that, except to the extent such restrictions are waived by the Company, the Investor shall not transfer the Securities represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

4.             Conditions of Investor's Obligations. The obligations of the Investor hereunder are subject to the fulfillment on or before the Closing of each of the following conditions:

4.1              Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

4.2              Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.3              Board Actions. The Company shall have delivered to the Investor resolutions duly adopted by the Company's Board of Directors and, to the extent required by applicable law or by the Company's Articles of Incorporation, the Company's Shareholders, and certified by the Secretary of the Company (i) approving and authorizing the Company's execution and delivery of this Agreement, the Notes and the Warrants, and the Company's performance thereunder, (ii) authorizing the reservation of a sufficient number of shares of the Company's Common Stock to permit the conversion of the Notes and to permit the exercise of the Warrants, (iii) the Company’s Articles of Incorporation shall have been amended authorizing 1,000,000 shares Series B Preferred Stock whose terms are substantially as set forth in Exhibit C hereto, (iv) current holders of Series A Preferred Stock shall have voted to convert to Common or to accept one share of Series B Preferred Stock for each forty shares of Series A Preferred Stock then owned by a holder of Series A Preferred Stock, subject only to an election by a holder of Series A Preferred Stock to receive Common Stock or Series B Preferred Stock, and (v) the Board shall have authorized the issuance of 50,000 shares of Series B Preferred to Investor.

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5.             Conditions of the Company's Obligations. The obligations of the Company with respect to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

5.1              Representations and Warranties. The representations and warranties of the Investor contained in Section 3 and on the Investor's signature page shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

5.2              Delivery of Principal. The Investor shall have delivered the principal amount of the Investor's Investment as is prescribed in Section 1.1.

6.             Post-Closing Covenant of Company. During such times as any Note is outstanding, the Company shall provide the Investor with a weekly update of the Company's actual and forecasted cash position and of any reasonably significant development related to the Company or its business. Such weekly updates shall be transmitted to the Investor via facsimile or via e-mail, at a facsimile number or e-mail address provided by the Investor, no later than noon pacific time each Monday during which such obligation remains in effect.

7.             Events of Default.

Upon the occurrence of any of the following specified events (each an "Event of Default"), unless such Event of Default shall have been waived or cured prior to the exercise of the remedies set forth below:

7.1              Payments. Any default by the Company in the payment when due of any principal and unpaid accrued interest under any Note if such default is not cured by the Company within ten (10) days after the holder of such Note has given the Company written notice of such default;

7.2              Representations and Warranties. Any representation or warranty made by the Company herein shall prove to have been incorrect in any material respect on or as of the date made and remains unremedied for a period of thirty (30) days after any Investor provides the Company with written notice of such breach;

7.3              Post Closing Covenants. The failure of Company to satisfy any of the post-closing covenants set forth in Section 6 hereof within the time-periods set forth therein.

7.4              Institution of Bankruptcy Proceedings. The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, or other similar official, of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

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7.5              Continuation of Bankruptcy Proceedings. If, within thirty (30) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within thirty (30) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated;

Then, and in any such event, and at any time thereafter, if any events shall be continuing, the Investor shall have the option to declare the principal amount of the Notes, and all accrued but unpaid interest thereon, to be immediately due and payable upon written notice to the Company.

8.             Miscellaneous.

8.1              Successors and Assigns. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party. Any purported assignment of rights or delegation of obligations in violation of this Section 8.1 shall be void. This Agreement will apply to and be binding in all respects upon, and inure to the benefit of heirs, executors, administrators, legal representatives, and permitted assigns of the parties.

8.2              Governing Law. This Agreement shall be governed by and construed under the laws of the State of California, without giving effect to principles of conflict of laws.

8.3              Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.4              Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.5              Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or four (4) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by advance written notice to the other parties.

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8.6              Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction.

8.7              Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

8.8              Amendment and Waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Investor. This provision shall not affect the amendment and waiver provisions of the Note. Any waiver or amendment effected in accordance with this section shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

8.9              Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.10          Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing for a period of 12 months.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

VG Life Sciences, Inc.

 /s/ Haig Keledjian

By: Haig Keledjian

Title: Chairman

DW Odell Company, LLC

/s/ David Odell
By: David Odell, Manager

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EXHIBIT A

CONVERTIBLE PROMISSORY NOTE

SEE ATTACHED.

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EXHIBIT A

VG LIFE SCIENCES, INC.

CONVERTIBLE PROMISSORY NOTE

THIS CONVERTIBLE PROMISSORY NOTE (“Note”) is issued as of July 9, 2014 (the “Original Issue Date”), by VG Life Sciences, Inc., a Delaware corporation (the “Company”), in an aggregate principal amount of $100,000.00.

Terms not otherwise defined herein shall have the meanings given in Section 6 below.

FOR VALUE RECEIVED, the Company promises to pay to DW Odell Company, LLC, or registered assigns (the “Holder”), the principal sum of One Hundred Thousand Dollars ($100,000.00), on or before July 9, 2016 (the “Maturity Date”) and to pay interest to the Holder on the principal sum, at the rate per annum of eight percent (8%). Interest shall accrue daily commencing on the Original Issue Date until payment in full of the principal sum, together with all accrued and unpaid interest, has been made or duly provided for. Interest shall be calculated on the basis of a 360-day year. Interest hereunder will be due and payable at the Maturity Date, to the person in whose name this Note is registered on the records of the Company (the “Note Register”). The principal of, and interest on, this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address of the Holder last appearing on the Note Register. A transfer of the right to receive principal and interest under this Note shall be transferable only through an appropriate entry in the Note Register as provided herein.

This Note is subject to the following additional provisions:

Section 1.              Convertible Note and Warrant Purchase Agreement. This Note is one of the Notes issued pursuant to that certain Convertible Note and Warrant Purchase Agreement (the “Agreement”) between the Company and Holder dated as of July 9, 2014. This Note is subject to, and qualified by, all the terms and conditions set forth in the Agreement.

Section 2.             Events of Default.

Section 2.1             Events of Default Defined; Acceleration of Maturity. If an Event of Default (as defined in the Agreement) has occurred then upon the occurrence of any such Event of Default, the Holder may, by notice to the Company, declare the unpaid principal amount of the Notes to be, and the same shall forthwith become, due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, together with the interest accrued thereon and all other amounts payable by the Company hereunder and pursue all of Holder’s rights and remedies hereunder and under the other Loan Documents and all other remedies available to Holder under applicable law.

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Section 3.             Optional Conversion.

(a)             The outstanding principal and all accrued and unpaid interest of this Note shall be convertible, at the option of the Holder, into shares of common stock of the Company (“Common Stock”) at the Conversion Ratio, at the option of the Holder, in four equal tranches (25% each) on the following dates: October 9, 2015, January 9, 2016, April 9, 2016, and July 9, 2016. Any conversion under this Section 3(a) shall be of a minimum amount of US $5,000 of Notes. The Holder shall effect conversions by surrendering the Notes (or such portions thereof) to be converted to the Company, together with the form of conversion notice attached hereto as Exhibit A (the “Conversion Notice”) in the manner set forth in Section 3(h). Each Conversion Notice shall specify the principal amount of Notes to be converted and the date on which such conversion is to be effected (the “Conversion Date”). Subject to Section 3(b), each Conversion Notice, once given, shall be irrevocable. If the Holder is converting less than all of the principal amount represented by the Note(s) tendered by the Holder with the Conversion Notice, the Company shall promptly deliver to the Holder a new Note for such principal amount as has not been converted.

(b)             Not later than fifteen (10) Business Days after the Conversion Date, the Company will deliver to the Holder (i) a certificate or certificates containing the restrictive legends and trading restrictions required by law, if any, representing the number of shares of Common Stock being acquired upon the conversion of Notes and (ii) Notes in principal amount equal to the principal amount of Notes not converted; provided, however that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any Notes, until Notes are either delivered for conversion to the Company or any transfer Holder for the Notes or Common Stock, or the Holder notifies the Company that such Notes have been lost, stolen or destroyed and provides a lost instrument indemnity to the Company to indemnify the Company from any loss incurred by it in connection therewith. If such certificate or certificates are not delivered by the date required under this Section 3(b), the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the Notes tendered for conversion.

(c)          (i)             The conversion price (“Conversion Price”) for each Note in effect on any Conversion Date shall be 10% less than the lowest 3 day average during the period beginning May 7, 2014 and ending July 7, 2014, subject to adjustment as otherwise contemplated by this Section 3(c).

(ii)             In case of any Acquisition (as defined below) of the Company, then Holder shall have the right thereafter to convert any principal and interest remaining owing under this Note prior to the closing of any such Acquisition. At the election of Holder, Holder may convert this Note into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such Acquisition, and the Holder shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock, into which the Note could have been converted immediately prior to such Acquisition, would have been entitled. The terms of any such Acquisition shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section 3(c) upon any conversion following such Acquisition. This provision shall similarly apply to successive Acquisitions. “Acquisition” means (a) the closing of the sale, transfer or other disposition of all or substantially all of the VGLS’s assets, (b) the consummation of the merger or consolidation of VGLS with or into another entity (except a merger or consolidation in which the holders of capital stock of VGLS immediately prior to such merger or consolidation continue to hold at least fifty percent (50%) of the voting power of the capital stock of VGLS or the surviving or acquiring entity), or any transaction or series of transactions to which VGLS is a party in which in excess of fifty percent (50%) of VGLS’s voting power is transferred, or (c) the exclusive license of all or substantially all of the intellectual property of VGLS to a third party.

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(iii)         The Conversion Price shall be subject to adjustment as follows:

(A)             In case the Company shall (i) pay a dividend in shares of its capital stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of the Company, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of this Note thereafter surrendered for conversion shall be entitled to received the number of shares of Common Stock which he would have owned or have been entitled to receive after the happening of any of the events described above, had this Note been converted immediately prior to the happening of such event. Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made pursuant to this subdivision (A) shall become effective retroactively immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(B)             If, at any time while this Note is outstanding, the Company takes any voluntary action or any event occurs as to which the foregoing subdivisions are not strictly applicable, but the failure to make an adjustment in the Conversion Price hereunder would not fairly protect the rights, without dilution, represented by this Note, then the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of this Note shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive after the happening of any such action or event, had this Note been converted immediately prior to the happening of any such action or event.

(d)             The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Notes as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of Notes, such number of shares of Common Stock as shall be issuable upon the conversion of the aggregate principal amount of all outstanding Notes. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

(e)             Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may, if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Conversion Price at such time.

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(f)             The issuance of certificates for shares of Common Stock on conversion of Notes shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(g)             Notes converted into Common Stock shall be canceled.

(h)             Each Conversion Notice shall be given by email or mail, postage prepaid, addressed to the Controller of the Company of VG Life Sciences, Inc. located 121 Gray Avenue, Suite 200, Santa Barbara, CA 93101. Any such notice shall be deemed given and effective upon the earliest to occur of (i) receipt of such email at the email address specified in this Section 3(h), (ii) five days after deposit in the United States mails or (iii) upon actual receipt by the party to whom such notice is required to be given.

Section 4.             Mandatory Conversion.

(a)             In the event Holder has not elected to convert all of the principal and interest remaining owing under this Note on or prior to two years after the date of this note, the then outstanding principal and accrued and unpaid interest amount of this Note shall, without further action by the Holder or the Company, be automatically converted in whole into that number of shares of Common Stock of the Company at the Conversion Ratio on the Maturity Date (the “Mandatory Conversion Date”).

(b)             Not later than ten (10) Business Days after the Mandatory Conversion Date, the Company will deliver to the Holder a certificate or certificates containing the restrictive legends and trading restrictions required by law, if any, representing the number of shares of Common Stock being acquired upon the mandatory conversion of this Note; provided, however that the Company shall not be obligated to issue certificates evidencing the equity securities issuable upon conversion of this Note, until the Note is either delivered for conversion to the Company or any transfer Holder of the Note or Common Stock, or the Holder notifies the Company that the Note have been lost, stolen or destroyed and provides a lost instrument indemnity or bond to the Company to indemnify the Company from any loss incurred by it in connection therewith. The Company covenants and agrees that it shall comply with Sections 3(d) through (g) with respect to any mandatory conversion and such sections are incorporated by reference herein.

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Section 5.             Payment of Principal and Redemption.

(a)             In the event of an occurrence of an Event of Default, then the outstanding principal balance of this Note shall be due and payable in full on the Maturity Date. Prior to the Mandatory Conversion Date this Note may not be prepaid.

(b)             Nothing in this Section 5 shall impair the Holder’s right to convert this Note pursuant to Section 3 prior to the Mandatory Conversion Date.

Section 6.             Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Business Day” shall mean any day, except a Saturday, Sunday or other day on which commercial banks in the State of California are authorized or required by law to close.

“Conversion Ratio” means, at any time, a fraction, of which the numerator is the outstanding principal amount represented by any Note plus accrued but unpaid interest, and of which the denominator is the Conversion Price at such time.

“Original Issue Date” means the date of the first issuance of this Note regardless of the number transfers hereof.

Section 7.             Stockholder Rights. This Note shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

Section 8.             Lost Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed debenture, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity or bond, if requested, all reasonably satisfactory to the Company.

Section 9.             Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of laws thereof.

Section 10.             Notices. All notices or other communications hereunder shall be given, and shall be deemed duly given and received, if given, in the manner set forth in Section 5(h).

Section 11.             Waiver. Any waiver by the Company or the Holder a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

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Section 12.             Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized as of the date first above indicated.

VG LIFE SCIENCES, INC.,

a Delaware corporation

By:     /s/ Haig Keledjian

           Name: Haig Keledjian

           Title: Chairman

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EXHIBIT A

NOTICE OF CONVERSION

AT THE ELECTION OF HOLDER

(To be Executed by the Registered Holder

in order to Convert the Note)

The undersigned hereby irrevocably elects to convert the above Note into shares of Common Stock, no par value per share (the “Common Stock”), of VG Life Sciences, Inc. (the “Company”) according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

_____________________________________

Date to Effect Conversion

_____________________________________

Principal Amount of Notes to be Converted

_____________________________________

Applicable Conversion Price

_____________________________________

Signature

_____________________________________

Name:

_____________________________________

Address:

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Schedule of Cash Proceeds from DW Odell Company, LLC

and Received by VG Life Sciences, Inc.

July 9, 2014	$100,000.00

_______________________________	$___________
Date: ______________

_______________________________	$___________
Date: ______________

_______________________________	$___________
Date: ______________

_______________________________	$___________
Date: ______________

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EXHIBIT B

WARRANT TO PURCHASE COMMON STOCK

SEE ATTACHED.

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EXHIBIT B

WARRANT TO PURCHASE STOCK

Company: VG Life Sciences, Inc.

Number of Shares: 400,000

Class of Stock: Common

Initial Exercise Price Per Share: $0.93

Issue Date: July 9, 2014

THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, DW Odell Company, LLC, a California limited liability company (“Holder”) is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the “Shares”) of VG Life Sciences, Inc. (the “Company” or “VGLS”) at the initial exercise price per Share (the “Warrant Price”) all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth of this Warrant.

ARTICLE 1. EXERCISE

1.1             Method of Exercise. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holders shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

1.2             Conversion Right. In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant Section 1.4.

1.3             No Rights Shareholder. This Warrant does not entitle Holder to any voting rights as a shareholder of the company prior to the exercise hereof.

1.4             Fair Market Value. For purposes of Section 1.2, if the Shares are traded in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company’s stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking or public accounting firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the company. In all other circumstances, such fees and expenses shall be paid by Holder.

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1.5             Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

1.6              Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.7             Repurchase on Sale, Merger, or Consolidation of the Company

1.7.1             “Acquisition” For the purpose of this Warrant, “Acquisition” means (a) the closing of the sale, transfer or other disposition of all or substantially all of the VGLS’s assets, (b) the consummation of the merger or consolidation of VGLS with or into another entity (except a merger or consolidation in which the holders of capital stock of VGLS immediately prior to such merger or consolidation continue to hold at least fifty percent (50%) of the voting power of the capital stock of VGLS or the surviving or acquiring entity), or any transaction or series of transactions to which VGLS is a party in which in excess of fifty percent (50%) of VGLS’s voting power is transferred, or (c) the exclusive license of all or substantially all of the intellectual property of VGLS to a third party.

1.7.2             Assumption of Warrant. Upon the closing of any Acquisition the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly.

1.7.3             Purchase Right. Notwithstanding the foregoing, at the election of Holder, the Company shall purchase the unexercised portion of this Warrant for cash upon the closing of any Acquisition for an amount equal to (a) the fair market value of any consideration that would have been received by Holder in consideration of the Shares had Holder exercised the unexercised portion of this Warrant immediately before the record date for determining the shareholders entitled to participate in the proceeds of the Acquisition, less (b) the aggregate Warrant Price of the Shares, but in no event less than zero.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

2.1             Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its common stock ( or the Shares if the Shares are securities other than common stock ) payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, or, if the Shares are securities other than common stock, subdivides the Shares in a transaction that increases the amount of common stock into which the Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

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2.2             Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company’s Certificate of Incorporation upon the closing of a registered public offering of the Company’s common stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3             Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant price shall be proportionately increased.

2.4             Adjustments for Diluting Issuances. The number of shares of common stock issuable upon conversion of the Shares, shall be subject to adjustment, from time to time in the manner set forth in the Company’s Certificate of Incorporation with respect to issuance of securities for a price lower than certain prices specified in the Certificate of Incorporation.

2.5             No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article against impairment. If the Company takes any action affecting the Shares or its common stock other than as described above that adversely affects Holder’s rights under this Warrant, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant price of this Warrant is unchanged.

2.6             Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder amount computed by multiplying the fractional interest by the fair market value of a full Share.

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2.7             Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1             Representations and Warranties. The Company hereby represents and warrants to the Holder that all Shares which may be issued upon the exercise of the purchase right represented by this Warrant and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

3.2             Notice of Certain Events. If the company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series or other rights; (c) to effect any reclassification or recapitalization of common stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company’s securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; 2 in the case of the matters referred to in (c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

3.3             Information Rights. So long as the Holder holds this Warrant and /or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company, (b) within ninety (90) days after the end of each fiscal year of the Company, the annual financial statements of the Company.

3.4             Registration Under Securities Act of 1933, as amended. The Company agrees that the Shares shall be subject to the registration rights granted to any other holders of the Company’s common stock.

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ARTICLE 4. MISCELLANEOUS.

4.1             Term. This Warrant is exercisable, in whole or in part, at any time and from time to time on or after the fourth anniversary of the Issue Date hereof and up to and including the fifth anniversary of the Issue Date.

4.2             Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

4.3             Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise this Warrant (and the securities issuable , directly or indirectly, upon conversion of the shares, if any) may not be transferred or assigned in whole or in part without compliance with limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonable requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder’s notice of proposed sale.

4.4             Transfer Procedure. Subject to the provisions of Section 4.2, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the company for reissuance to the transferee(s) (and Holder if applicable).

4.5             Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case my be, in writing by the Company or such holder from time to time.

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4.6             Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

4.7             Attorneys Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant , the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorney’s fees.

4.8             Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

/s/ Haig Keledjian

By: Haig Keledjian

Title: Chairman

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APPENDIX 1

NOTICE OF EXERCISE

1. The undersigned hereby elects to convert the attached Warrant into in the manner specified in the Warrant. This conversion is exercised with respect to _______________________ of the Shares covered by the Warrant.

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

______________________________________

(Name)

______________________________________

______________________________________

(Address)

3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

____________________	__________________________________________

(Date)	(Signature)

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